Exhibit 99.1

For Immediate Release	January 6, 2011
Crown Crafts Revises Outlook For Fiscal 2011
Company continues to see strong operational momentum and placement gains
Gonzales, Louisiana – Crown Crafts, Inc. (NASDAQ-CM: CRWS) today announced that, due to shipment delays by one of its major retail customers to adjust inventory levels, the Company now anticipates its net sales for fiscal 2011 to be in the $91.0 million to $93.0 million range, Adjusted EBITDA (earnings before interest, income taxes, depreciation, amortization, costs associated with the proxy contest related to the 2010 annual meeting and compensation costs related to non-vested stock awarded to certain employees in fiscal year 2011) to be in the $10.4 million to $10.9 million range and Adjusted Diluted Earnings Per Share (net income per diluted share, adjusted to exclude the effect, net of taxes, of the costs associated with the proxy contest related to the 2010 annual meeting and compensation costs related to non-vested stock awarded to certain employees in fiscal year 2011) to be $0.56 to $0.59 per share. The revised Adjusted EBITDA and Adjusted Diluted EPS projections also include the impact of higher raw material and labor costs associated with products produced in Asia, which the Company expects to partially offset during the fourth quarter of fiscal 2011 through pricing adjustments.
Earlier in fiscal 2011, the Company stated it expected fiscal 2011 net sales to be approximately $95 million, with Adjusted EBITDA of approximately $11.8 million and Adjusted Diluted EPS of approximately $0.64 per diluted share. The Company’s fiscal year 2011 ends on April 3, 2011.
“While the timing of the delay is unfortunate, such inventory management by major retail customers is not an uncommon occurrence in our industry, especially given the erratic nature of the macroeconomic recovery in 2010,” said E. Randall Chestnut, Chairman, President and Chief Executive Officer. “Despite our revised guidance, our business outlook remains strong and we remain on track to report terrific operational and financial results for fiscal 2011.
“We view our sustained operational momentum and placement gains as further evidence of the underlying strength of our product lines and the effectiveness of our innovative marketing programs. We continue to believe Crown Crafts is well positioned to fully leverage the value-creating potential of our growth strategy and our successfully integrated, recent acquisitions,” Chestnut said.
916 S. Burnside Avenue  *  PO Box 1028  *  Gonzales, LA 70707-1028  *  (225) 647-9100  *  Fax (225) 647-9104

About Crown Crafts, Inc.
Crown Crafts, Inc. designs, markets and distributes infant, toddler and juvenile consumer products, including crib and toddler bedding and blankets; nursery and bath accessories; room décor; burp cloths; bathing accessories; reusable and disposable bibs and floor mats; and disposable placemats, toilet seat covers and changing mats through its operating subsidiaries Hamco, Inc. in Louisiana and Crown Crafts Infant Products, Inc. in California. Crown Crafts is America’s largest producer of infant bedding, bibs and bath items. The Company’s products include licensed and branded collections as well as exclusive private label programs for certain of its customers. The Company’s website is www.crowncrafts.com.
Forward-Looking Statements
The foregoing contains forward-looking statements within the meaning of the Securities Act of 1933, the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Such statements are based upon management’s current expectations, projections, estimates and assumptions. Words such as “expects,” “believes,” “anticipates” and variations of such words and similar expressions identify such forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause future results to differ materially from those suggested by the forward-looking statements. These risks include, among others, general economic conditions, including changes in interest rates, in the overall level of consumer spending and in the price of oil, cotton and other raw materials used in the Company’s products, changing competition, changes in the retail environment, the level and pricing of future orders from the Company’s customers, the extent to which the Company’s business is concentrated in a small number of customers, the Company’s dependence upon third-party suppliers, including some located in foreign countries, customer acceptance of both new designs and newly-introduced product lines, actions of competitors that may impact the Company’s business, disruptions to transportation systems or shipping lanes used by the Company or its suppliers, and the Company’s dependence upon licenses from third parties. Reference is also made to the Company’s periodic filings with the Securities and Exchange Commission for additional factors that may impact the Company’s results of operations and financial condition. The Company does not undertake to update the forward-looking statements contained herein to conform to actual results or changes in our expectations, whether as a result of new information, future events or otherwise.
Contact:
Olivia Elliott
Vice President and Chief Financial Officer
225-647-9124
oelliott@crowncrafts.com
or
Halliburton Investor Relations
(972) 458-8000

CROWN CRAFTS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS
PROJECTED AMOUNTS FOR THE FISCAL YEAR ENDING APRIL 3, 2011
In thousands, except percentages and per share amounts
(Unaudited)
NET INCOME TO ADJUSTED EBITDA

	Guidance	Guidance Announced
	Announced on	on January 6, 2011
	August 3, 2010	Low	High

Net income	$5,679	$4,843	$5,131
Interest expense	380	434	436
Interest income	(2)	(2)	(2)
Income tax expense on continuing operations	3,524	2,963	3,136
Income tax benefit on discontinued operations	(15)	(8)	(8)
Depreciation	300	254	254
Amortization	1,200	1,211	1,211
Proxy contest costs	401	401	401
Cost of non-vested stock awarded to certain employees in fiscal year 2011	313	313	313

Adjusted EBITDA	$11,780	$10,409	$10,872

Net Sales	$95,000	$91,013	$92,984

Adjusted EBITDA as a percentage of net sales	12.4%	11.4%	11.7%

NET INCOME TO ADJUSTED NET INCOME

	Guidance	Guidance Announced
	Announced on	on January 6, 2011
	August 3, 2010	Low	High

Net income	$5,679	$4,843	$5,131
Proxy contest costs, net of taxes	249	249	249
Cost of non-vested stock awarded to certain employees in fiscal year 2011, net of taxes	194	194	194

Adjusted net income	$6,122	$5,286	$5,574

Diluted shares outstanding	9,500	9,500	9,500

Adjusted diluted earnings per share	$0.64	$0.56	$0.59

BASIS FOR THE PRESENTATION OF NON-GAAP FINANCIAL MEASURES
In addition to the Company’s disclosure of its expected results of operations in conformity with accounting principles generally accepted in the United States of America (“GAAP”), the Company has also presented certain measures of its expected results of operations which are not determined in accordance with GAAP. These non-GAAP financial measures include Adjusted EBITDA, which excludes costs associated with the proxy contest related to the 2010 annual meeting of stockholders and compensation costs related to non-vested stock awarded to certain employees in fiscal 2011. Adjusted EBITDA is used by the Company internally to monitor the Company’s operating results and cash flow and to evaluate the performance of its businesses. The Company has also presented its Adjusted Diluted EPS on a basis which excludes the effect, net of taxes, of the costs associated with the proxy contest related to the 2010 annual meeting of stockholders and compensation costs related to non-vested stock awarded to certain employees in fiscal year 2011. The Company believes that its presentation of Adjusted EBITDA and Adjusted Diluted EPS are useful in that they are important indicators of the Company’s results of operations and its ability to generate cash sufficient to reduce debt, make strategic acquisitions and investments in capital expenditures, pay dividends and meet its working capital requirements and other obligations as they become due. The items excluded to calculate Adjusted EBITDA and Adjusted Diluted EPS are significant components that should be considered in understanding and assessing the Company’s financial performance. The non-GAAP financial measures are presented as supplemental information and should be considered in addition to, and not as a substitute for, the Company’s previously reported GAAP financial measures, including its net income, cash flow provided by or used in operating, investing or financing activities, and other measures of the Company’s financial performance and liquidity. Because non-GAAP financial measures, by definition, are not determined in accordance with GAAP, companies calculate them in varying ways. Therefore, the non-GAAP financial measures presented by the Company may not be comparable to similarly titled measures of other companies.